UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Broadstone Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands (State of incorporation or organization)	N/A (I.R.S. Employer Identification No.)

7 Portman Mews South Marylebone, London W1H 6AY United Kingdom (Address of Principal Executive Offices)	N/A (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	The New York Stock Exchange

Class A ordinary shares, par value $0.0001 per share	The New York Stock Exchange

Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-245663

Securities to be registered pursuant to Section 12(g) of the Act: N/A

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, Class A ordinary shares, par value $0.0001 per share, and warrants to purchase Class A ordinary shares of Broadstone Acquisition Corp. (the “Registrant”). The description of the units, Class A ordinary shares and warrants set forth under the heading “Description of Securities” in the Registrant’s prospectus forming a part of its Registration Statement on Form S-1 (File No. 333-245663), originally filed with the U.S. Securities and Exchange Commission on August 13, 2020, as thereafter amended and supplemented from time to time (the “Registration Statement”), to which this Form 8-A relates is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement and are incorporated herein by reference:

3.1	Memorandum and Articles of Association (Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-245663), filed with the U.S. Securities and Exchange Commission on September 8, 2020).

3.2	Amended and Restated Memorandum and Articles of Association (Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-245663), filed with the U.S. Securities and Exchange Commission on September 8, 2020).

3.3	Form of Amended and Restated Memorandum and Articles of Association (Incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-245663), filed with the U.S. Securities and Exchange Commission on September 8, 2020).

4.1	Specimen Unit Certificate (Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-245663), filed with the U.S. Securities and Exchange Commission on September 8, 2020).

4.2	Specimen Ordinary Share Certificate (Incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-245663), filed with the U.S. Securities and Exchange Commission on September 8, 2020).

4.3	Specimen Warrant Certificate (Incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-245663), filed with the U.S. Securities and Exchange Commission on September 8, 2020).

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant (Incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-245663), filed with the U.S. Securities and Exchange Commission on September 10, 2020).

10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant (Incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-245663), filed with the U.S. Securities and Exchange Commission on September 8, 2020).

10.3	Form of Registration Rights Agreement among the Registrant, Broadstone Sponsor LLP and the Holders signatory thereto (Incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-245663), filed with the U.S. Securities and Exchange Commission on September 8, 2020).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BROADSTONE ACQUISITION CORP.

Date: September 10, 2020	By:	/s/ Edward Hawkes
		Name:	Edward Hawkes
		Title:	Chief Financial Officer